CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Limited-Term Government Funds of our report dated February 23, 2023, relating to the financial statements and financial highlights, which appears in Delaware Limited-Term Diversified Income Fund ’s Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Limited-Term Government Funds of our report dated February 23, 2023, relating to the financial statements and financial highlights, which appears in Delaware Tax-Free New Jersey Fund and Delaware Tax-Free Oregon Fund ’s Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 27, 2023